Exhibit 10.5

GUARANTY

(INLAND REAL ESTATE INCOME TRUST, INC.)

LENDER:	SANTANDER BANK, N.A.

 75 State Street

 Boston, MA 02109

BORROWER:	IREIT SHREWSBURY WHITE CITY, L.L.C.

PROPERTY:	20-50, 70, 84, 88-120 Boston Turnpike and 21 South Quinsigamond Avenue
Shrewsbury, MA

CLOSING DATE:                    April 7, 2015

ORIGINAL PRINCIPAL

AMOUNT:	$49,400,000.00

LOAN ARRANGEMENT

DATE:	April 7, 2015

To induce SANTANDER BANK, N.A. (hereinafter “Lender” which term shall include its successors and assigns) to enter into the foregoing Loan Arrangement (which term shall include without limitation a certain $49,400,000.00 mortgage loan as evidenced in part by a Term Note, a Loan Agreement and a Mortgage and Security Agreement and Financing Statement, all of even date (the “Loan Arrangement”)) with the above-named Borrower (hereinafter called the “Borrower”) thereof and of any loans, advances or financial accommodations heretofore or hereafter granted by Lender to or for the account of Borrower thereunder, The undersigned Guarantor agrees to indemnify and hold Lender harmless against all obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid by Lender as a result of or in any way arising out of the following or after the following has occurred:

(a) Fraud or written intentional material misrepresentation by Guarantor or Borrower in connection with the Loan Arrangement;

(b) Any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Guarantor or Borrower, and has not been discharged within one hundred twenty (120) days;

(c) Guarantor or Borrower, in bad faith, materially hinders, delays or interferes with the lawful exercise by the Lender of its rights or remedies under the loan documents after the Loan Arrangement has been accelerated by the Lender, including, without limitation, the right to take possession of any collateral, or collected rents and/or distributions arising from any collateral;

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(d) Intentional physical waste of the Property committed by the Guarantor or Borrower which is not remedied or cured within forty five (45) days after receipt of written demand from the Lender;

(e) The misapplication or conversion by Borrower of (i) any insurance proceeds paid by reason of any loss, damage, or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (iii) any rent, proceeds from any Letter of Credit or other fees and income under leases received in connection with the Property during or after the cure period after the default has occurred that will, upon the running of the cure period, become an Event of Default, or (iv) any rents paid more than one month in advance;

(f) Failure to pay charges for labor or material requested by Guarantor or Borrower which gives rise to a lien on the Property or the failure to pay or escrow taxes or to pay other charges that can create a lien on any portion of the Property, prior to ninety (90) days following the date the subject lien is created, provided that such period shall be extended to one hundred eighty (180) days so long as Borrower has taken all good faith measures reasonably appropriate to obtain the release of such liens during such period;

(g) Any security deposits held by Borrower with respect to the Property are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Mortgage) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(h) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property which financing or other voluntary lien is placed on the Property by Borrower;

(i) Borrower fails to maintain the insurance coverage required by the loan documents; or

(j) in any manner arising under a certain Environmental Indemnity Agreement of even date.

(k) in any manner arising under any Hedging Contract (as defined in the Note) entered into by the Borrower so long as the Guarantor is an eligible contract participant ("ECP") as defined under the Commodity Exchange Act or would not violate any other applicable law.

(l) failure of the Borrower to comply with Section 3.10 of the Loan Agreement. This obligation of the Guarantor shall terminate at such time, if ever, as Borrower completes its obligations under Section 3.10 to Lender's reasonable satisfaction.

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The Guarantor also agrees:  that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatever with Borrower or anyone else; that the liability of Guarantor hereunder is direct and unconditional and may be enforced without requiring Lender first to resort to any other right, remedy or security; that no Guarantor shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Borrower to Lender, unless and until all of said debts and obligations have been paid in full; that if there is more than one Guarantor, the liability of the Guarantor hereunder shall be joint and several; that if Borrower or any Guarantor shall at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of Borrower or any Guarantor and which, in the case of an involuntary proceeding, is not dismissed or otherwise terminated within one hundred twenty (120) days of filing, any and all obligations of Guarantor shall, at Lender’s option, forthwith become due and payable without notice; that the books and records of Lender showing the account between Lender and Borrower shall be admissible in any action or proceeding, shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof; that this Guaranty is a continuing Guaranty which shall remain effective during the initial term and each renewal term of the foregoing Loan Arrangement; and that the death of Guarantor shall not effect the termination of this Guaranty as to such deceased or as to any other Guarantor; that nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full payment and performance of all of Borrower’s debts and obligations to Lender with interest; that any and all present and future debts and obligations of Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender; that all sums at any time to the credit of Guarantor and any of the property of Guarantor at any time in Lender’s possession may be held by Lender as security for any and all obligations of such Guarantor to Lender hereunder; and Lender shall be deemed a secured party with respect to the same and further, with respect to accounts, Lender may apply the same after an event of default; and that Guarantor shall be liable to Lender for all expenses which Lender may incur in enforcement of Lender’s rights hereunder, including, without limitation, reasonable attorneys’ fees and expenses.

Guarantor waives notice of acceptance hereof; the right to a jury trial in any action hereunder; presentment and protest of any instrument, and notice thereof; notice of default; and all other notices to which such Guarantor might otherwise be entitled.

This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall enure to the benefit of Lender, its successors and assigns.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Guaranty UNDER SEAL to be effective as of the date first set forth above.

WITNESS: /s/ Judy L. Millette	GUARANTOR: INLAND REAL ESTATE INCOME TRUST, INC. By: /s/ Marcia Grant Marcia Grant Its: Assistant Secretary

STATE OF ILLINOIS

COUNTY OF DUPAGE

I, _Vivian L. Brown____________, a Notary Public in and for said County, in the State aforesaid, on this _2nd__ day of April, 2015, DO HEREBY CERTIFY, that Marcia Grant, the Assistant Secretary of Inland Real Estate Income Trust, Inc., a Maryland corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Assistant Secretary of said corporation, appeared before me this day in person and acknowledged that she signed and delivered the said instrument as her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

/s/ Vivian L. Brown, Notary Public

My commission expires:

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